SALIVA DIAGNOSTIC SYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                 Three months ended March 31,
                                                -------------------------------
                                                    2002                 2001
                                                    ----                 ----
Basic earnings:

Net (loss)                                      $   (15,571)        $  (227,689)
                                                -----------         -----------

Shares:
Weighted common shares outstanding                2,415,129           1,150,315
                                                -----------         -----------

Basic net  (loss) per share                     $     (0.01)        $     (0.20)
                                                ===========         ===========

                                                                      Exhibit 11